                                                                  EXHIBIT (i)(2)


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                               March 3, 2008


Van Kampen Retirement Strategy Trust
522 Fifth Avenue
New York, New York 10036

                  Re:  Registration Statement on Form N-1A for
                       Van Kampen Retirement Strategy Trust
                       Fund (the "Registration Statement")
                       --------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                               Very truly yours,



                                               /s/ Skadden, Arps, Slate,
                                                   Meagher & Flom LLP